===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                       [Effective as of March 14, 2000]


       The PNC Financial Services Group, Inc. (formerly PNC Bank Corp.)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

      Thomas H. O'Brien
      Chairman and Chief Executive Officer

[LOGO OF PNC FINANCIAL SERVICES GROUP]

      March 17, 2000

      Dear Shareholder:

      You will find enclosed the notice of meeting, proxy statement and proxy card for the annual meeting of shareholders of The PNC Financial Services Group, Inc., which will be held on Tuesday, April 25, 2000, on the 15th floor of One PNC Plaza, in Pittsburgh, Pennsylvania, beginning at 11:00 a.m. Our 1999 Annual Report to Shareholders accompanies these enclosures.

      Please review the enclosed material and complete, sign, date and return the proxy card regardless of whether you plan to attend the annual meeting, so that the matters coming before the meeting can be acted upon.

      As described in the Annual Report, our name change from PNC Bank Corp. reflects our progress in transitioning to a national, diversified financial services organization, an ongoing focus of our strategies that we look forward to discussing with you at the annual meeting.

      Cordially,
      /s/ Thomas H. O'Brien
      Thomas H. O'Brien

      The PNC Financial Services Group
      One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

[LOGO OF PNC FINANCIAL SERVICES GROUP]


      March 17, 2000

                    Notice of Annual Meeting of Shareholders

                                 APRIL 25, 2000

      To The Shareholders:

      The annual meeting of the shareholders of The PNC Financial Services Group, Inc., formerly PNC Bank Corp. ("Corporation"), will be held on the 15th floor of One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania, on Tuesday, April 25, 2000, beginning at 11:00 a.m., local time, for the purpose of considering and acting upon the following matters:

        (1) The election of 17 directors to serve until the next annual meeting and until their successors are elected and qualified; and

        (2) Such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on February 28, 2000 (except for holders of the Corporation's Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F) are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

      A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

      By Order of the Board of Directors,

      /s/ Thomas R. Moore
      Thomas R. Moore
      Corporate Secretary


      The PNC Financial Services Group
      One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

[LOGO OF PNC FINANCIAL SERVICES GROUP]

March 17, 2000

                                Proxy Statement

               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                APRIL 25, 2000

  The enclosed proxy is being solicited by the Board of Directors ("Board of Directors" or "Board") of The PNC Financial Services Group, Inc., formerly PNC Bank Corp. ("Corporation" or "PNC"), for use at the Corporation's annual meeting of shareholders to be held April 25, 2000, or at any adjournment thereof ("meeting" or "annual meeting"). Solicitation of proxies may be made by mail, personal interviews, telephone and facsimile by officers and employees of the Corporation and its subsidiaries. The Corporation has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of the stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation. The proxy statement and form of proxy are first being mailed to shareholders on or about March 17, 2000.

  The enclosed proxy is revocable at any time prior to the time voting is declared closed by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Corporate Secretary of the Corporation or by attending the meeting and voting in person. All properly executed proxies received by the Corporate Secretary prior to the time voting is declared closed, and not revoked prior to that time, will be voted at the meeting in accordance with instructions, if any. Unless otherwise directed, proxies will be voted FOR the election as director of each of the persons named on page 3.

  The Board of Directors has fixed the close of business on February 28, 2000 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof ("Record Date"). On the Record Date, there were issued and outstanding 292,548,003 shares of the Corporation's common stock, par value $5.00 per share ("Common Stock"), and the following shares of the Corporation's preferred stock entitled to vote at the meeting: 11,901 shares of $1.80 Cumulative Convertible Preferred Stock-Series A ("Preferred Stock-A"); 3,348 shares of $1.80 Cumulative Convertible Preferred Stock-Series B ("Preferred Stock-B"); 252,206 shares of $1.60 Cumulative Convertible Preferred Stock-Series C ("Preferred Stock-C"); and 363,467 shares of $1.80 Cumulative Convertible Preferred Stock-Series D ("Preferred Stock-D") (collectively, "Voting Preferred Stock"). As of the Record Date, there were 6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F ("Preferred Stock-F") issued and outstanding. Holders of Preferred Stock-F have no voting rights except in limited circumstances which are not anticipated to come before the annual meeting for a vote, and therefore were not entitled to receive notice of the meeting.

  The holders of Common Stock are entitled to one vote per share. Holders of each share of Voting Preferred Stock are entitled to a number of votes equal to the number of full shares of Common Stock which can be acquired upon conversion of such preferred stock, with holders of Preferred Stock-A and Preferred Stock-B being entitled to 8 votes per share and holders of Preferred Stock-C and Preferred Stock-D being entitled to 4 votes per 2.4 shares. Holders of record of the Common Stock and Voting Preferred Stock will vote together as a single class at the meeting, as described in the section captioned "Voting Procedures" on page 23. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all holders of the Common Stock and the Voting Preferred Stock are entitled to cast at the meeting will constitute a quorum for the transaction of business at the meeting.

  The Corporation will provide, without charge to each shareholder upon written request, a copy (without exhibits, unless otherwise requested) of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, required to be filed with the Securities and Exchange Commission ("SEC"). Requests for copies should be addressed to Lynn Fox Evans, Director of Financial Reporting, The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707. Requests may also be directed to (412) 762-1553 or via e-mail to financial.reporting@pncbank.com. Copies may also be accessed electronically by means of the SEC's home page on the Internet at www.sec.gov. Neither the Annual Report on Form 10-K nor the 1999 Annual Report to Shareholders is part of the proxy solicitation materials.

                                    ITEM 1

                             ELECTION OF DIRECTORS

Information Concerning Nominees

  The By-Laws of the Corporation provide that the number of directors shall not be fewer than five nor more than 36 as from time to time determined by the Board of Directors. Pursuant to the recommendation of its Committee on Corporate Governance, the Board has acted to fix at 17 the number of directors to be elected at the annual meeting and to nominate the persons named on page 3 for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. Mr. Richard P. Simmons has decided to retire from the Board of Directors as of April 25, 2000 and will not be standing for reelection. Mr. Thomas A. Corcoran is standing for election for the first time.

  The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR all nominees named below. All such nominees are now directors of the Corporation, except for Mr. Corcoran. All nominees have consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the accompanying proxy will be voted by the persons acting under said proxy in accordance with the recommendations of the Board of Directors.

  The table on page 3 sets forth the names of the nominees for election as directors of the Corporation; their principal occupations as of January 14, 2000; the year the nominees first became directors of the Corporation; and their directorships of certain other companies. Except for Mr. Corcoran, all nominees have held the position indicated or another senior executive position with the same entity or one of its affiliates or a predecessor corporation for at least the past five years. Mr. Corcoran was elected President and Chief Executive Officer of Allegheny Technologies Incorporated effective October 1, 1999. Prior to joining Allegheny Technologies Incorporated, he served as president and chief operating officer, electronics sector, for Lockheed Martin Corporation from 1993 to 1998, when he was appointed president and chief operating officer for Lockheed Martin Corporation's space sector. He served in that position until joining Allegheny Technologies Incorporated in 1999. Mr. Corcoran began his career in 1967 with General Electric Company, where he served as a corporate vice president from 1990 until 1993.

                                                                             Directorships in Companies
                                                                             Other than the Corporation
                                                                Director      Filing Reports with the
Name                     Age        Principal Occupation         Since                  SEC
----                     ---        --------------------        --------     --------------------------
Paul W. Chellgren         57 Chairman and Chief Executive         1995   Ashland Inc.; Arch Coal, Inc.;
                             Officer of Ashland Inc. (energy             and
                             company)                                    Medtronic, Inc.
Robert N. Clay            53 President and Chief Executive        1987   None
                             Officer of Clay Holding Company
                             (investments)
Thomas A. Corcoran        55 President and Chief Executive         *     Allegheny Technologies
                             Officer of Allegheny Technologies           Incorporated;
                             Incorporated (specialty metals)             L-3 Communications Corporation;
                                                                         Lincoln Electric Holdings, Inc.;
                                                                         Remec, Inc.; and Teledyne
                                                                         Technologies Incorporated
George A. Davidson, Jr.   61 Chairman of Dominion Resources,      1988   Dominion Resources, Inc.; and
                             Inc. (public utility                        B.F. Goodrich Company
                             holding company)
David F. Girard-diCarlo   57 Co-Chairman and Managing Partner     1995   None
                             of Blank Rome Comisky & McCauley
                             LLP (law firm)
Walter E. Gregg, Jr.      58 Vice Chairman of the Corporation     1998   BlackRock, Inc.
William R. Johnson        51 President and Chief Executive        1997   Amerada Hess Corporation;
                             Officer of H.J. Heinz Company               Cincinnati Financial Corporation;
                             (food products company)                     and
                                                                         H.J. Heinz Company
Bruce C. Lindsay          58 Chairman and Managing Director of    1995   None
                             Brind-Lindsay & Co., Inc.
                             (advisory company)
W. Craig McClelland       65 Retired Chairman and Chief           1985   Allegheny Technologies
                             Executive Officer of Union Camp             Incorporated;
                             Corporation (paper manufacturing            International Paper Co.; and
                             and land resources)                         Water Pik Technologies, Inc.
Thomas H. O'Brien         63 Chairman and Chief Executive         1983   Bell Atlantic Corporation;
                             Officer of the Corporation+                 BlackRock, Inc.;
                                                                         Hilb, Rogal and Hamilton Company;
                                                                         US Airways Group, Inc.; and
                                                                         Viasystems Group, Inc.
Jane G. Pepper            54 President of Pennsylvania            1997   None
                             Horticultural Society
                             (nonprofit horticultural
                             membership organization)
Jackson H. Randolph       69 Chairman of Cinergy Corp. (public    1988   Cinergy Corp.; and
                             utility holding company)                    Cincinnati Financial Corporation
James E. Rohr             51 President and Chief Operating        1989   Allegheny Technologies
                             Officer of the Corporation+                 Incorporated;
                                                                         BlackRock, Inc.; Equitable
                                                                         Resources, Inc.; and
                                                                         Water Pik Technologies, Inc.
Roderic H. Ross           69 Vice Chairman and Chief Executive    1979   Hunt Corp.; and PMA Capital Corp.
                             Officer of Keystone State Life
                             Insurance Company
                             (insurance company)
Thomas J. Usher           57 Chairman and Chief Executive         1992   USX Corporation; and
                             Officer of USX                              PPG Industries, Inc.
                             Corporation (energy, steel and
                             diversified business)
Milton A. Washington      64 President and Chief Executive        1994   None
                             Officer of Allegheny Housing
                             Rehabilitation Corporation
                             (housing rehabilitation and
                             construction)
Helge H. Wehmeier         57 President and Chief Executive        1992   None
                             Officer of Bayer
                             Corporation (healthcare, life
                             sciences and chemicals)

--------
* Mr. Corcoran is standing for election for the first time.
+ Mr. O'Brien will retire as the Corporation's Chief Executive Officer effective May 1, 2000, but not as Chairman of the Board. Mr. Rohr will become the Corporation's Chief Executive Officer as of May 1, 2000 and will retain the title of President.

Board and Committees

  The Board of Directors has six standing committees: an Audit Committee; a Committee on Corporate Governance; a Credit Committee; an Executive Committee; a Finance Committee; and a Personnel and Compensation Committee.

  The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control, and compliance functions of the Corporation and its subsidiaries. The Committee oversees the audit function and recommends to the Board of Directors the appointment of the independent auditors. It also reviews with the internal auditors and the independent auditors their annual audit plans and monitors their progress during the year. In discharging its responsibilities, the Committee is entitled to rely upon the reports, findings, and representations of the Corporation's auditors, legal counsel, and responsible officers. The Committee is presently composed of Ms. Pepper and Messrs. Wehmeier (Chairman), Girard-diCarlo, Lindsay and Randolph.

  The Committee on Corporate Governance is responsible for recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Corporation and monitoring and recommending enhancements to the Corporation's corporate governance framework, particularly with respect to the structure, processes, and proceedings of the Board of Directors. In performing the nominating function, the Committee may consider director nominees recommended by shareholders. Such recommendations with respect to the 2001 annual meeting of shareholders must be submitted in writing no later than November 17, 2000 to the Corporate Secretary, The PNC Financial Services Group, One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and include the name, age, citizenship, business and residence addresses, qualifications, including principal occupation or employment, and directorships and other positions held by the proposed nominee in business, charitable, and community organizations. For information on the requirements governing shareholder nominations for the election of directors to be made at an annual meeting of shareholders, please see the section captioned "Shareholder Proposals and Nominations" beginning on page 24. The Committee is presently composed of Ms. Pepper and Messrs. Davidson (Chairman), Randolph, Ross, Simmons, Usher and Wehmeier.

  The Credit Committee is responsible for reviewing and approving (when appropriate) loan policies and reports of compliance therewith; reviewing credit policy committee activities; and reviewing reports regarding lending and credit activities, as well as the Corporation's credit quality. The Committee is presently composed of Messrs. McClelland (Chairman), Davidson, Girard-diCarlo, Rohr, Ross and Washington.

  The Executive Committee has all the powers of the Board of Directors to the extent permitted by law and can exercise such powers between meetings of the Board of Directors. The Committee is presently composed of Messrs. Simmons (Chairman), Chellgren, Davidson, Gregg, McClelland, O'Brien, Rohr, Usher and Wehmeier.

  The Finance Committee is primarily responsible for monitoring the Corporation's interest rate and liquidity risks. In performing this function, the Committee reviews and approves (when appropriate) key asset and liability policies regarding interest rate sensitivity, financial derivatives and funding needs and reviews management reports regarding these policies and activities related thereto. The Committee's responsibilities also include oversight of the Corporation's capital management activities and trading activities, including related market risk management policies and risk limits. The Committee also provides oversight of the fiduciary activities of the Corporation's subsidiaries and the activities of the Corporation's Pension Plan Committee, Retirement Savings Plan Committee and the Incentive Savings Plan Committee. The Committee is presently composed of Messrs. Chellgren (Chairman), Clay, Gregg, Lindsay, O'Brien and Simmons.

  The Personnel and Compensation Committee is responsible for recommending to the Board of Directors the persons to be elected as Chairman, Chief Executive Officer, President, and Vice Chairman of the Corporation and establishing the compensation of the executive officers of the Corporation. The Committee also makes recommendations to the Board of Directors or otherwise takes action regarding the adoption or amendment of employee benefit, bonus, incentive compensation or similar plans and is responsible for their oversight or administration. The Committee is presently composed of Messrs. Usher (Chairman), Chellgren, Clay, Johnson, McClelland and Washington.

  The Board of Directors met twelve times during 1999. During 1999, the Board's committees held the following number of meetings: Audit Committee-five meetings; Committee on Corporate Governance-three meetings; Credit Committee-four meetings; Executive Committee-one meeting; Finance Committee-four meetings; and Personnel and Compensation Committee-five meetings.

  In 1999, each director then serving attended at least 75% of the combined total of meetings of the Board of Directors and each committee of the Board on which such director served.

Compensation of Directors

  Executive officers of the Corporation who are directors or members of committees of the Board of Directors of the Corporation or its subsidiaries receive no compensation for serving in such positions. All non-officer directors of the Corporation are compensated for their Board services by a per diem fee of $1,200 for any day's participation in a Board or committee meeting, or any combination thereof, an annual retainer fee of $37,000 for Board membership and, in accordance with the terms of the Corporation's 1992 Director Share Incentive Plan ("Director Share Plan"), an annual grant equal to a number of shares of Common Stock having a fair market value on the date of the award equal to $5,000, rounded up to the nearest whole share. In addition, the chairman of each standing committee receives a $5,000 annual retainer fee. For 1999, the Corporation did not pay more than $72,200 in aggregate fees, including the value of Common Stock awarded pursuant to the Director Share Plan, to any one director.

  Under the terms of the Directors Deferred Compensation Plan, non-officer directors may elect to defer the receipt of all or a portion of the cash compensation otherwise payable to them as a result of their service as a director. The minimum deferral amount is $10,000 per year. A director may elect one of two investment options with respect to amounts deferred: an interest rate alternative or an investment in phantom shares of Common Stock. Investment elections may be changed quarterly. A director may also elect the event or date when amounts credited to his or her account are paid out and whether the payout shall be in a lump sum or a designated number of annual installments (not to exceed ten annual installments). The director may designate a beneficiary to receive unpaid amounts in the account upon the director's death.

  The discussion which follows describes a newly-adopted plan which provides for annual grants of deferred stock units to non-officer directors.

  In order to increase the stock-based component of the compensation received by non-officer directors, the Board of Directors, acting upon the recommendations of the Committee on Corporate Governance and an independent compensation consultant reporting to the Committee, approved the PNC Outside Directors Deferred Stock Unit Plan at its November 18, 1999 meeting. Under the Deferred Stock Unit Plan, an unfunded recordkeeping account has been established for each non-officer director currently serving on the Board. Such an account will also be established for each future non-officer director elected or appointed to the Board. The Committee on Corporate Governance is generally responsible for administration of the plan.

  Beginning with a grant date of January 3, 2000, the Committee on Corporate Governance has approved an annual grant of deferred stock units having a value of $35,000 to each non-officer director's plan account. The amount of this annual grant is subject to future adjustments.

  A deferred stock unit is a phantom share of Common Stock. Prior to a director's retirement, the value of deferred stock units credited to a director's account will track the performance of the Common Stock and will be valued on a quarterly basis. The plan provides for the deemed reinvestment of dividends in additional deferred stock units. Each director has the right to elect an event or date when the deferred stock units credited to his or her account will be redeemed and paid out in cash. That event or date generally cannot precede the earlier of the director's retirement from the Board or the date on which the director attains age 70. A director may elect to receive payment in a lump sum or a designated number of annual installments, not to exceed ten. A director may also designate one or more beneficiaries to receive distributions from his or her account in the event of death.

  In conjunction with the adoption of the Deferred Stock Unit Plan, each non-officer director opted out of the post-employment compensation arrangement previously available to non-officer directors and that arrangement has been terminated, except that retired directors now receiving benefits will be paid the remaining annual installments due to them. Upon the non-officer directors' relinquishment of their accrued rights under the previous post-employment compensation arrangement, the Committee on Corporate Governance granted to each current non-officer director deferred stock units equivalent to the present value of his or her accrued benefit, discounted using a market rate of interest. This one-time grant was credited to the director's plan account on January 3, 2000. The maximum number of deferred stock units granted to any one director as a one-time grant was 6,472.

  Each non-officer director is also eligible to participate in a charitable matching gift program, under which his or her personal gifts to qualifying charitable organizations are matched up to an annual aggregate dollar amount of $5,000.

Common Stock Purchase Guideline

  In 1995, upon the recommendation of the Committee on Corporate Governance, the Board of Directors adopted a Common Stock purchase guideline, which provides that each non-officer director annually purchase Common Stock in an amount equal to twenty-five percent of the annual retainer fee then in effect. This guideline may be satisfied through open market purchases, participation in the Corporation's Dividend Reinvestment and Stock Purchase Plan, or investments in phantom shares of Common Stock in the Directors Deferred Compensation Plan. During 1999, each director complied with this guideline.

       SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

  The table below captioned "Security Ownership of Directors, Nominees and Executive Officers" sets forth information concerning beneficial ownership of the Corporation's Common Stock as of January 14, 2000, by each director and nominee for election as a director, each of the five executive officers named in the Summary Compensation Table on page 16 and all directors, nominees and executive officers of the Corporation as a group. Except as otherwise noted, each individual exercises sole voting and investment power over the shares of Common Stock shown. The separate table captioned "Common Stock Unit Ownership" shows phantom or deferred Common Stock units owned by the individual or group through the compensation or benefit plan identified in the corresponding footnote. The Common Stock units can be settled only in cash. The number of shares of Common Stock shown in the Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the Security Ownership Table, beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock that the individual has the right to acquire within 60 days of January 14, 2000, through the exercise of any option, warrant or right.

   Security Ownership of Directors, Nominees and Executive
                          Officers

-------------------------------------------------------------------------------

                                                          Amount and Nature
                                                       of Beneficial Ownership
---------------------------------------------------------------------------------------------------------
Name                                                        Common Stock*
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Paul W. Chellgren                                                 6,224(/1/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Robert N. Clay                                                    4,031(/1/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Thomas A. Corcoran+                                                   0
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
George A. Davidson, Jr.                                           9,647
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
David F. Girard-diCarlo                                           3,045(/2/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Walter E. Gregg, Jr.                                            213,840(/3/)(/4/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Joseph C. Guyaux                                                110,591(/3/)(/4/)(/5/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
William R. Johnson                                                  304(/2/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Bruce C. Lindsay                                                  4,628
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
W. Craig McClelland                                               5,189(/2/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Jane G. Pepper                                                    1,304
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
                                                                -------------------------
Thomas H. O'Brien                                             1,056,519(/3/)(/4/)(/5/)(/6/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Jackson H. Randolph                                              12,273
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
James E. Rohr                                                   517,641(/3/)(/4/)(/5/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Roderic H. Ross                                                   7,071
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Richard P. Simmons++                                             89,729(/2/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Thomas J. Usher                                                   5,592
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Milton A. Washington                                             19,425
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Helge H. Wehmeier                                                 4,259
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Thomas K. Whitford                                               75,060(/2/)(/3/)(/4/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Directors, nominees and executive officers as a group
 (26 persons)*/**                                             2,643,621(/1/)(/2/)(/3/)(/4/)(/5/)(/6/)(/7/)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
---------------------------------------------------------------------------------------------------------
                                                       Common Stock Unit
Name                                                      Ownership
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Paul W. Chellgren                                             7,818(a)(b)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Robert N. Clay                                                6,473(a)(b)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Thomas A. Corcoran+                                               0
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
George A. Davidson, Jr.                                       5,326(a)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
David F. Girard-diCarlo                                       2,875(a)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Walter E. Gregg, Jr.                                         14,087(c)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Joseph C. Guyaux                                                942(c)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
William R. Johnson                                            3,342(a)(b)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Bruce C. Lindsay                                              3,749(a)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
W. Craig McClelland                                           7,302(a)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Jane G. Pepper                                                2,725(a)(b)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
                                                                -------------------------
Thomas H. O'Brien                                            28,126(c)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Jackson H. Randolph                                           7,302(a)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
James E. Rohr                                                22,575(c)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Roderic H. Ross                                               7,302(a)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Richard P. Simmons++                                          7,510(a)(b)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Thomas J. Usher                                               3,504(a)(b)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Milton A. Washington                                          7,302(a)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Helge H. Wehmeier                                             4,220(a)(b)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Thomas K. Whitford                                            3,485(c)(d)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------
Directors, nominees and executive officers as a group
 (26 persons)*/**                                           150,722(a)(b)(c)(d)
---------------------------------------------------------------------------------------------------------
                                                                -------------------------

 +  Mr. Corcoran is standing for election for the first time.

++  Mr. Simmons is not standing for reelection.

 * As of January 14, 2000, there were 292,757,835 shares of the Corporation's Common Stock issued and outstanding. The number of shares of Common Stock held by each individual is less than 1% of the outstanding shares of Common Stock; the total number of shares of Common Stock held by the group is also less than 1% of the class. No director, nominee or executive officer owns shares of preferred stock of the Corporation. These percentages were calculated by adding shares subject to employee stock options to the foregoing number, if the options were either exercisable as of January 14, 2000, or exercisable within 60 days of that date. The number shown also includes 226,063 restricted shares of Common Stock held by the 11 executive officers. The number of restricted shares held by each executive officer named in the Summary Compensation Table on page 16 is shown in footnote (d) to that table. No person is known by the Corporation to own beneficially more than 5% of its Common or Voting Preferred Stock.

** Certain of the directors and executive officers also own shares of class A common stock, par value $0.01 per share, issued by BlackRock, Inc. ("BlackRock"), a majority-owned investment management subsidiary of the Corporation. BlackRock's class A common stock is listed on the New York Stock Exchange under the symbol "BLK". The number of such shares beneficially owned by individuals listed in the Security Ownership Table are as follows: Ms. Pepper (1,000) and Messrs. Clay (10,000); Davidson (10,000); Girard-diCarlo (5,000); Gregg (10,000); Guyaux (1,000); Lindsay
    (7,500); O'Brien (10,000); Randolph (6,500); Rohr (10,000); Ross (1,000);
    Simmons (10,000); Usher (10,000); Washington (10,000); and Wehmeier (8,571). The total number of such shares owned by directors and executive officers as a group (26 persons) is 127,571. The number of shares of BlackRock class A common stock held by each individual is less than 1% of the outstanding shares as of January 14, 2000; the total number of such shares held by the group is approximately 1.41% of the class.

(1) Includes shares held in the PNC Bank Kentucky, Inc. Directors Deferred Compensation Plan.

(2) Includes shares held jointly with spouse.

(3) Includes shares held in the Corporation's Incentive Savings Plan, a qualified employee benefit defined contribution plan.

(4) Includes shares subject to employee stock options held by the executive officers and either exercisable as of January 14, 2000, or exercisable within 60 days of that date. The shares subject to such options are as follows: Messrs. O'Brien (499,118 shares); Rohr (368,280 shares); Gregg (173,017 shares); Guyaux (86,535 shares); and Whitford (55,936 shares). The aggregate number of shares subject to such options for the remaining six executive officers is 337,747.

(5) Includes shares held indirectly as trustee or custodian, as to which the individual disclaims beneficial ownership.

(6) Includes shares owned by spouse, as to which the individual disclaims beneficial ownership.

(7) Includes shares owned by children, as to which the individuals disclaim beneficial ownership.

                  COMMON STOCK UNIT OWNERSHIP TABLE FOOTNOTES

(a) Includes deferred Common Stock units credited to an account established under the Corporation's Outside Directors Deferred Stock Unit Plan.

(b) Includes phantom Common Stock units credited to an account established under the Corporation's Directors Deferred Compensation Plan.

(c) Includes phantom Common Stock units held in the Corporation's Supplemental Incentive Savings Plan, a non-qualified excess defined contribution plan.

(d) Includes phantom Common Stock units credited to an account established under the Corporation's Deferred Compensation Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

Personnel and Compensation Committee Report

  The following is the Personnel and Compensation Committee's report to shareholders on the Corporation's executive compensation policies with respect to compensation reported for fiscal year 1999. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Corporation's future filings made under the Securities Exchange Act of 1934 or under the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed under the Securities Exchange Act of 1934 or the Securities Act of 1933.

   Personnel and Compensation Committee Report on Executive Compensation for
                                Fiscal Year 1999

Key compensation-related responsibilities of the Personnel and Compensation Committee ("Committee") of the Board of Directors ("Board"):

  . Oversee The PNC Financial Services Group, Inc.'s ("Corporation") employee benefit and compensation plans, policies and practices;

  . Recommend to the Board or take other action regarding the adoption or amendment of employee benefit and compensation plans;

  . Conduct regular, comprehensive reviews of the Corporation's executive compensation program; and

  . Establish the annual compensation of the Corporation's executive officers.

How the Committee functions:

  . No Committee member can be a current or former Corporation officer.

  . The Committee uses comparative compensation data for the financial services industry and key management positions obtained from nationally-recognized compensation consulting firms.

  . The compensation data covers a peer group of selected bank holding companies which compete in markets served by the Corporation ("Peer Group"). The Peer Group is used by the Committee as the primary basis for performance and compensation comparison purposes when making key compensation-related decisions. The banking institutions included in the Peer Group do not necessarily include the same banking institutions included in the S&P Major Regional Banks Index used for the Common Stock performance graph on page 22. This year's Common Stock performance graph, however, also includes the median total shareholder return for the Peer Group.

  . The Committee is assisted by:

    . An independent compensation consultant retained by the Committee; and

    . The Corporation's internal support staffs.

The Corporation's executive compensation program is designed to:

  . Attract, motivate and retain executive officers who can make significant contributions to the Corporation's long-term success;

  . Align the interests of executive officers with those of shareholders; and

  . Place a significant proportion of an executive officer's total compensation at risk by tying it to the Corporation's financial and Common Stock price performance.

Description of the three primary components of the Corporation's executive compensation program: base salary; annual incentive awards; and long-term incentive awards:

  Base salary

    . Base salaries are generally targeted at the middle of the competitive marketplace.

    . The "market rate" for an executive position is determined through an annual assessment by the Corporation's human resources personnel. This assessment considers relevant industry salary practices, the position's complexity and level of responsibility, its importance to the Corporation in relation to other executive positions, and the competitiveness of an executive's total compensation.

    . Specific compensation data obtained from Peer Group proxy statements is referenced in establishing the salaries of the Corporation's Chief Executive Officer, President and Chief Operating Officer, and Vice Chairman.

    . Subject to the Committee's approval, the level of an executive officer's base pay is determined on the basis of:

      . Relevant comparative compensation data; and

      . The Chief Executive Officer's assessment of the executive's performance, experience, demonstrated leadership, job knowledge and management skills.

  Annual incentive awards

    . For 1999, annual incentive awards were made to the Chief Executive
      Officer and the other four executive officers included in the compensation tables beginning on page 16 ("named executive officers") under the 1996 Executive Incentive Award Plan ("1996 Plan"), which was approved by shareholders at the Corporation's 1996 annual meeting. With respect to other eligible executive officers, awards were paid under the annual incentive award plan discussed later in this report. Participants in the 1996 Plan do not also receive an award under any other annual incentive arrangement.

    . These cash awards are intended to provide a linkage among executive performance, annual objective performance measures, and long-term shareholder value.

  How annual incentive awards are calculated under the 1996 Plan:

    . The 1996 Plan is designed to give the Committee the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Corporation competes for executive talent. The 1996 Plan permits the payment of annual incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

    . Before the end of the first quarter of 1999, the Committee assigned each participant an incentive award amount, expressed as the maximum percentage of the compensation pool available to that participant for the 1999 award period. For 1999, the compensation pool was equal to one-half of one percent of the Corporation's 1999 consolidated pre-tax net income, as determined in accordance with generally accepted accounting principles, after adjustment for unusual, infrequently occurring or extraordinary items, as provided for under the terms of the 1996 Plan.

    . No participant can be assigned a percentage of the compensation pool greater than 35% and the sum of all percentages assigned cannot exceed 100% of the compensation pool.

  During the first quarter of 2000, the Committee:

    . Confirmed the identity of the executive officers eligible to participate in the 1996 Plan;

    . Computed and certified in writing the size of the compensation pool for the 1999 award period, based upon financial information supplied by the Corporation's officers; and

    . Certified in writing the amount of the authorized incentive award to be paid to each participant, based on:

      . the maximum percentage of the compensation pool assigned to a participant during the first quarter of 1999; and

      . such qualitative or quantitative performance factors as the Committee deemed relevant in adjusting the incentive award payable to the level shown in the Summary Compensation Table on page 16, in the column captioned "Bonus ($)," for the year 1999.

  How annual incentive awards are calculated for executive officers not participating in the 1996 Plan:

    . The target amount payable to an executive officer as an annual incentive award is based on an analysis of competitive pay practices in the Peer Group and is expressed as a percentage of base salary.

    . When setting the 1999 target annual incentive awards, the Committee assumed that the 1999 target performance goal would be achieved. Achievement of that goal would result in the payment of approximately median total cash compensation.

    . There are multiple factors that can affect the size of actual award payments, including:

      . "EPS Goal"--This goal is based on the Corporation's earnings per share in relation to the Corporation's budget. The EPS Goal is used as the primary performance measure when making annual incentive awards. Management established, subject to Committee approval, the target EPS Goal for 1999.

      . "Relative Goals"--These goals are based primarily on the Corporation's return on average common shareholders' equity relative to the Peer Group, with additional consideration given to the Corporation's return on average assets.

      . Business financial performance relative to that Business's budget.

      . The Chief Executive Officer's assessment of an executive officer's performance is also considered.

      . The Committee may, in its sole discretion, increase, reduce or eliminate an executive officer's award, based on an assessment of the officer's performance.

  Long-term incentive awards

    . The 1999 stock option grants were made under the shareholder-approved
      1997 Long-Term Incentive Award Plan ("Long-Term Plan").

    . The Long-Term Plan is intended to focus the efforts of executive officers on performance that will increase the equity value of the Corporation for its shareholders.

    . The Committee may grant incentive stock options and nonstatutory stock options to purchase shares of Common Stock. The options are granted at an exercise price per share not less than the fair market value of a share of Common Stock on the date of grant. The Committee may also grant stock appreciation rights, performance units, and incentive or restricted stock. For 1999, nonstatutory stock options were granted and restricted shares of Common Stock were issued to selected executive officers. No restricted shares were issued during 1999, however, to the named executive officers.

  How the number of stock options granted under the Long-Term Plan is determined:

    . A number of stock options is established that would position the executive officer competitively relative to the Peer Group with respect to long-term compensation. This number is called the "base-line amount" and is used as a reference point for upward and downward adjustments to the stock option grant level. The base-line amount is adjusted periodically in order to achieve the market competitive objective.

    . Each year, the stock option grant level may be adjusted upward or downward from the base-line amount. This adjustment is based on the Corporation's total shareholder return as compared with the Peer Group.

    . If the Corporation's total shareholder return is significantly higher or lower than the Peer Group's median return, the number of options to be granted will be adjusted above or below, respectively, the base-line amount.

    . Total shareholder return is based on Common Stock appreciation and dividend payments for the three most recent years. For example, the 1999 grants were based on Common Stock appreciation and dividend payments for the period 1996 through 1998. The base-line amount for the 1999 grants was reduced by 5% from target levels.

Chief Executive Officer compensation

  . With input from the Committee's independent compensation consultant, the Committee decides matters affecting Mr. O'Brien's compensation privately, without Mr. O'Brien or other officers present.

  . The Committee considered:

    . The Corporation's financial performance and Peer Group compensation data; and

    . Mr. O'Brien's leadership, decision-making skills, experience, knowledge, communication with the Board and strategic recommendations, as well as the Corporation's positioning for future performance.

    . The Committee did not place any particular relative weight on one of these factors over another, but the Corporation's financial performance is generally given the most weight.

  . The Committee's decisions regarding Mr. O'Brien's compensation are reported to and discussed by the full Board at its next regularly scheduled meeting. These discussions are conducted privately, without Mr. O'Brien or other officers present.

  . For 1999, the Committee's decisions regarding Mr. O'Brien's compensation included the following:

    . As discussed in the Committee's report in the 1999 annual meeting proxy statement, the Committee granted to Mr. O'Brien 82,000 premium-priced nonstatutory stock options in January 1999, with an exercise price of $76.00 per share. This option grant, together with a premium-priced option grant made in October 1998 with an exercise price of $66.00 per share, was made in lieu of a 1998 Incentive Share Award made under the Long-Term Plan to certain of the Corporation's other executive officers.

    . In February 1999, the Committee decided that Mr. O'Brien's 1999 base salary would be increased to $1,000,000, effective as of February 20, 1999.

  . In deciding upon the size of Mr. O'Brien's 1999 incentive award payment, the Committee considered these significant accomplishments, in addition to the Corporation's EPS Goal and Relative Goals achievements, for 1999:

    . Earnings for 1999 were a record $1.264 billion, compared with $1.115 billion for 1998.

    . Core earnings were a record $1.199 billion or $3.93 per diluted share, a 9% increase compared with 1998.

    . PNC met or exceeded consensus earnings estimates and continued a transition to a more valuable revenue and business mix.

    . Noninterest income to total revenue increased to 55% for the fourth quarter, driven by strategic acquisitions and strong growth in fee-based businesses and is expected to reach approximately 60% by the end of 2000.

    . PFPC, PNC's investment servicing subsidiary, completed the acquisition of First Data Investor Services Group, creating one of the nation's leading full-service processors for pooled investment products.

    . BlackRock, Inc., PNC's investment management subsidiary, completed an initial public offering for approximately 14% of the equity ownership of BlackRock.

    . PNC implemented a number of strategic initiatives designed to improve the risk and return characteristics of its lending businesses. These included the sale of the credit card business, exiting certain non-strategic wholesale lending businesses and the continued downsizing of the indirect automobile lending portfolio.

  . The Committee focused closely on the Corporation's 1999 financial performance relative to the Peer Group, particularly the Corporation's return on average common shareholders' equity. Assuming that the EPS Goal for the year is met or exceeded, which was the case for 1999, the Committee believes that this financial measure should be the primary measure used in determining the size of the annual incentive awards granted to Mr. O'Brien and the Corporation's other executive officers. The Committee also considered the Corporation's 1999 return on average assets relative to the Peer Group.

  . The Committee considers the Peer Group to be indicative of the Corporation's financial services competitors in terms of asset size and mix of businesses. The Committee noted that the Corporation performed at approximately the 75th percentile of the Peer Group in terms of its return on average common shareholders' equity during 1999. Also important to the Committee's deliberations was the fact that the Corporation's price to earnings ratio improved from the lowest quartile of the Peer Group at the beginning of 1999 to the median by year-end 1999.

  . The Committee recognized that the Corporation's 1999 Common Stock performance, like many other financial services sector stocks, compared unfavorably with the S&P 500 Index or the S&P Major Regional Banks Index, both of which are reflected on the Common Stock performance graph on page
    22. Nevertheless, the median total shareholder return of the Peer Group shown on that graph illustrates the Corporation's total shareholder return in relation to what the Committee views as its most relevant competitive group.

  . Before arriving at its final decision regarding the amount of Mr.
    O'Brien's annual incentive award, the Committee confirmed with its independent compensation consultant that the Corporation's compensation program is consistent with market place practices linking pay for performance.

  . After considering all of these factors carefully, the Committee authorized the payment to Mr. O'Brien of $3,400,000 as an incentive award for 1999.

Tax policy

 . Section 162(m) of the Code disallows a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and any of the executive officers included in the compensation tables following this report, subject to certain exceptions.

 . One exception applies to compensation paid pursuant to shareholder-approved plans that are performance based.

 . The Committee intends that awards made under the 1996 Plan and the Long-
   Term Plan be eligible for the performance-based exception, and therefore eligible as a federal income tax deduction for the Corporation.

 . The Committee has taken and will continue to take actions to minimize the Corporation's nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility which the Committee believes to be an important element of the Corporation's executive compensation program.

Conclusion:

 . Based upon its review of the Corporation's executive compensation program, the Committee has concluded that the program's basic structure is appropriate, competitive and effective to serve the purposes for which it was established.

                                      MEMBERS OF THE COMMITTEE:

                                      Thomas J. Usher (Chairman)
                                      Paul W. Chellgren
                                      Robert N. Clay
                                      William R. Johnson
                                      W. Craig McClelland
                                      Milton A. Washington

Compensation Committee Interlocks and Insider Participation

  Messrs. Usher, Chellgren, Clay, Johnson, McClelland, and Washington, none of whom are officers or former officers of the Corporation or any of its subsidiaries, served as members of the Personnel and Compensation Committee during 1999.

  Certain members of the Personnel and Compensation Committee and their associates were customers of and had transactions with the Corporation or its subsidiaries during 1999. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Change in Control and Other Arrangements

  The Corporation has entered into change in control severance agreements with each of the executive officers named in the Summary Compensation Table, and certain other executive officers. If the executive officer's employment is terminated by the Corporation without cause, or by the executive officer for good reason, during a period of up to three years (two years for certain executive officers) following a change in control of the Corporation, the executive officer will receive severance benefits, including (i) a lump sum payment of up to three times (two times for certain executive officers) the executive officer's annual base salary and bonus; (ii) the payment of at least the target bonus for the executive officer for the fiscal year during which the executive officer's employment is terminated; (iii) up to three years (two years for certain executive officers) of additional benefits under certain of the Corporation's retirement and benefit plans; and (iv) a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code of 1986, as amended ("Code"). Each agreement requires the executive officer not to use or disclose any of the Corporation's confidential business information and, if the executive officer receives the above severance benefits, not to employ or solicit any officer of the Corporation during the year following the executive officer's termination. Each agreement terminates when the executive officer reaches age 65, and the Corporation may, upon one year's advance notice, simultaneously terminate all of the change in control severance agreements.

  The Corporation's displaced employee assistance plans for employees generally provide an increase in severance benefits following a change in control under certain circumstances. If an employee's employment is terminated by the Corporation within two years following consummation of a change in control, the employee will receive a lump sum payment equal to twice the benefits to which such employee otherwise would be entitled under the applicable plan.

Summary Compensation Table*

  The Summary Compensation Table shows, for the years 1997 through 1999, except as otherwise noted, the compensation paid or awarded to Mr. O'Brien, the Corporation's Chairman and Chief Executive Officer, and the Corporation's next four most highly compensated, policy-making executive officers; the inclusion of the four executive officers other than Mr. O'Brien in this group was based on salary and bonus earned during 1999. Mr. O'Brien and the other four executive officers are referred to collectively as the Corporation's "named executive officers." For a detailed discussion of the Corporation's executive compensation program, please refer to the Personnel and Compensation Committee Report on Executive Compensation beginning on page 9.

                                Annual Compensation              Long-Term Compensation
                          -------------------------------- ----------------------------------
                                                             Awards      Payouts
                                                           ---------- --------------
                                                    Other  Securities
                                                    Annual Underlying   Long-Term      All
Name and Principal                                   Comp   Options/  Incentive Plan  Other
Position                  Year Salary ($) Bonus ($)  ($)    SARS (#)   Payouts ($)   Comp ($)
------------------        ---- ---------- --------- ------ ---------- -------------- --------
                                                     (a)      (b)                     (c)(d)

Thomas H. O'Brien         1999  992,308   3,400,000 2,149   238,750             0    282,674
Chairman and Chief        1998  950,000   2,565,000 3,594   364,868     3,281,238    205,362
Executive Officer
The PNC Financial         1997  950,000   2,000,000 3,411   132,000             0    206,089
Services Group, Inc.

James E. Rohr             1999  754,615   1,808,800 3,338    95,000             0    197,807
President and Chief       1998  717,308   1,174,500 3,928   135,114     2,079,589    154,137
Operating Officer
The PNC Financial         1997  675,000     877,500 3,387    71,500             0    152,533
Services Group, Inc.

Walter E. Gregg, Jr.      1999  593,846   1,326,000     0    63,650             0    143,577
Vice Chairman             1998  552,308     831,600 1,260    53,400     1,564,596    112,476
The PNC Financial         1997  510,000     596,700 1,260    53,400             0    106,147
Services Group, Inc.

Joseph C. Guyaux          1999  342,307     511,000     0    64,461             0     41,874
Chief Executive Officer,  1998  296,923     341,000 1,602    32,135             0     25,277
PNC Regional Community
Bank and
Executive Vice President  1997       **
The PNC Financial
Services Group, Inc.

Thomas K. Whitford        1999  302,308     427,800     0    48,771             0     37,213
Chief Executive Officer,  1998  260,000     320,000     0    26,986             0     21,050
PNC Advisors and
Executive Vice President  1997       **
The PNC Financial
Services Group, Inc.

----
 *  Footnotes to the Summary Compensation Table are set forth on page 17.
** Messrs. Guyaux and Whitford were not executive officers of the Corporation during 1997 for purposes of the SEC's executive compensation disclosure rules.

Footnotes to Summary Compensation Table

(a) The amounts shown represent reimbursement for certain tax liabilities. None of the named executive officers received perquisites or other personal benefits, securities or property during 1999 which, in the aggregate, cost the Corporation the lesser of $50,000 or 10% of the named executive officer's salary and bonus earned during that year. Perquisites and other personal benefits that were received by the named executive officers were valued on the basis of their incremental cost to the Corporation and its subsidiaries, as prescribed by the rules of the SEC.

(b) With respect to Messrs. Guyaux and Whitford, the number shown in this column includes both shares of Common Stock underlying nonstatutory stock options granted by the Personnel and Compensation Committee in its discretion during 1999 and shares underlying reload options automatically granted upon the officer's exercise during 1999 of options granted on February 19, 1997. The number of shares of Common Stock underlying reload options are shown in parentheses for Messrs. Guyaux (7,461) and Whitford (6,021). For more information about reload options, please see the "Individual Option Grants--1999" table on page 18 and the relevant footnotes.

(c) The amount shown for Messrs. O'Brien, Rohr, Gregg and Guyaux for 1999 includes the dollar value ($9,600) of matching contributions of the Corporation's Common Stock made pursuant to the Corporation's Incentive Savings Plan, a qualified employee benefit defined contribution plan; in the case of Mr. Whitford, the dollar value of such matching contributions was $4,546. The amount also includes 1999 contributions made to the Corporation's Supplemental Incentive Savings Plan, a non-qualified excess defined contribution plan, for Messrs. O'Brien ($126,888), Rohr ($70,912), Gregg ($50,979), Guyaux ($21,168), and Whitford ($23,192). Finally, the amount shown includes the 1999 net premiums paid by the Corporation in connection with its Key Executive Equity Plan, a split-dollar insurance arrangement, on behalf of Messrs. O'Brien ($146,186), Rohr ($117,295), Gregg ($82,998), Guyaux ($11,106), and Whitford ($9,475). The net premiums disclosed in the preceding sentence, and included in "All Other Compensation" for 1997 and 1998, represent the full dollar amounts paid by the Corporation for both the term and non-term portions of the Key Executive Equity Plan.

(d) As of December 31, 1999, the named executive officers held restricted shares of Common Stock as follows, with the aggregate dollar value shown as of that date: Messrs. O'Brien (81,000 shares; $3,622,223); Rohr (41,625 shares; $1,861,420); Gregg (30,375 shares; $1,358,334); Guyaux (13,500 shares; $603,704); and Whitford (7,875 shares; $352,161). The per share dollar amount used to calculate these values is $44.7188, the average of the high and low sale prices of a share of the Corporation's Common Stock on the New York Stock Exchange on December 31, 1999.

Option Grants in 1999

  This table provides information on stock options granted to the named executive officers in 1999. Only nonstatutory stock options were granted in 1999 under the Corporation's 1997 Long-Term Incentive Award Plan.

  The table provides information about two categories of options granted during 1999: (i) options granted to each of the named executive officers at the discretion of the Personnel and Compensation Committee; and (ii) reload options automatically granted to Messrs. Guyaux and Whitford upon their exercise, in the required manner, of options granted to them by the Personnel and Compensation Committee on February 19, 1997. Reload options included in the following table are marked with the symbol "(R)." Information about the nature and purpose of reload options is included in footnote (b); where appropriate, other footnotes provide additional information which is specific to the reload options shown in the table.

                        Individual Option Grants--1999

                       Number of   % of Total
                      Securities    Options
                      Underlying   Granted to                             Grant Date
                        Options    Employees  Exercise or Base Expiration  Present
Name                  Granted (#)   in 1999     Price ($/Sh)      Date    Value ($)
----                  -----------  ---------- ---------------- ---------- ----------
                        (a)(b)                      (c)           (d)        (e)
Thomas H. O'Brien        82,000       2.29%       $76.0000     01/29/2009   343,131
Thomas H. O'Brien       156,750       4.37%       $50.4687     02/17/2009 1,581,057
James E. Rohr            95,000       2.65%       $50.4687     02/17/2009   958,217
Walter E. Gregg, Jr.     63,650       1.78%       $50.4687     02/17/2009   642,005
Joseph C. Guyaux         57,000       1.59%       $50.4687     02/17/2009   574,930
Joseph C. Guyaux          3,218(R)    0.09%       $57.3125     02/19/2007    37,613
Joseph C. Guyaux          4,243(R)    0.12%       $52.2500     02/19/2007    47,711
Thomas K. Whitford       42,750       1.19%       $50.4687     02/17/2009   431,197
Thomas K. Whitford        3,049(R)    0.09%       $56.5313     02/19/2007    35,607
Thomas K. Whitford        2,972(R)    0.08%       $60.0937     02/19/2007    38,738

--------
(a) All options granted by the Personnel and Compensation Committee have a grant date of February 17, 1999, except for the Committee's grant of 82,000 premium-priced options to Mr. O'Brien on January 29, 1999. The options granted on February 17, 1999 become exercisable in three equal annual installments, beginning one year after the grant date. The options granted to Mr. O'Brien on January 29, 1999 became exercisable on July 29, 1999.

    The reload options shown were automatically granted on the exercise date(s) of the named executive officers' February 19, 1997 options, which became exercisable on February 19, 1998. The grant dates for the reload options are as follows: (i) Mr. Guyaux's 3,218 reload options were granted on March 23, 1999 and his 4,243 reload options were granted on September 27, 1999; and (ii) Mr. Whitford's 3,049 reload options were granted on May 17, 1999 and his 2,972 reload options were granted on November 17, 1999. All reload options become exercisable one year after their grant date.

(b) Nonstatutory stock options with a "reload" feature were first granted to a select group of senior officers by the Personnel and Compensation Committee on February 19, 1997. Except for the 82,000 premium-priced options granted to Mr. O'Brien on January 29, 1999, all options granted to the named executive officers and selected other senior officers by the Committee during 1999 also have a reload feature. If options with a reload feature are exercised using Common Stock which has been held for at least six months, the options exercised are automatically replaced or "reloaded" with a new, at-the-market option for each share of Common Stock used to satisfy the exercise price and meet any associated tax withholding obligation. Options can be reloaded only once, so that the reload options shown in the table cannot be replaced when they are exercised. The reload option will have the same remaining term as the option that was exercised.

    The reload option feature advances the Corporation's goal of increased Common Stock ownership by senior executives because it encourages the early exercise of stock options and the retention of the shares received upon exercise.

(c) The exercise price shown equals the average of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange on the date of the grant, except for the premium-priced options granted to Mr. O'Brien on January 29, 1999. The $76.00 exercise price for those options is above the exercise price which would have otherwise applied to options granted on that date, or $50.69.

(d) The date shown in this column is the applicable ten-year expiration date, but an option may expire prior to that date under certain circumstances specified in the governing nonstatutory stock option agreement, such as death, retirement, disability or termination of employment. The options granted to Mr. O'Brien on February 17, 1999 will continue to vest in their normal course following his retirement as Chief Executive Officer of the Corporation on May 1, 2000. The exercisability of those options and options previously granted to Mr. O'Brien in 1999 and 1998 will not be affected by his retirement.

    The expiration date shown for reload options coincides with the expiration date of the option exercised, regardless of the reload option's grant date. In other words, a reload option received upon the exercise of an option granted on February 17, 1999 would have the same ten-year expiration date of February 17, 2009 applicable to the original option, regardless of the date on which the reload option was granted.

(e) The dollar values listed in this column are based upon the Black-Scholes option pricing model.

    Except for the 82,000 premium-priced options granted to Mr. O'Brien, the options granted in 1999 to the named executive officers at the discretion of the Personnel and Compensation Committee [i.e., the options shown in the table that are not marked by the symbol "(R)"] and to certain other executive officers include a reload feature. Those options were valued without regard to the reload feature. The grant of a reload option is treated for purposes of this table as the automatic grant of a new option, the value of which is determined on its own terms as of its grant date. Additional information about reload options is contained in footnote (b).

    The chart below shows, by option grant date, the assumptions used to determine the grant date present value per option. The dollar values shown in the Individual Option Grants table in the column captioned "Grant Date Present Value ($)" were calculated by carrying out the dollar value of each option to four decimal places and rounding the result to the nearest dollar. The Corporation in no way intends to provide any predictions or assurances with respect to option or Common Stock values, as some of the underlying assumptions are highly subjective. The grant dates for specific options listed in the Individual Option Grants table are disclosed in footnote (a).

                                          Annualized   Estimated           Dollar
    Grant    Market Exercise              Risk Free     Useful   Dividend Value of
     Date    Price   Price   Volatility Rate of Return   Life     Yield    Option
    -----    ------ -------- ---------- -------------- --------- -------- --------
   01/29/99  $50.69  $76.00    0.225        4.73%       6 Years   3.60%    $ 4.18
   02/17/99  $50.47  $50.47    0.225        5.12%       6 Years   3.60%    $10.09
   03/23/99  $57.31  $57.31    0.225        5.34%       6 Years   3.60%    $11.69
   05/17/99  $56.53  $56.53    0.217        5.75%       6 Years   3.60%    $11.68
   09/27/99  $52.25  $52.25    0.217        6.22%       6 Years   3.60%    $11.24
   11/17/99  $60.09  $60.09    0.218        6.23%       6 Years   3.60%    $13.03

Aggregated Option Exercises in 1999 and 1999 Year-End Option Values

  This table provides information concerning exercises of nonstatutory stock options during 1999 by the named executive officers. The table also shows the number and value of unexercised options, including any reload options held by the named executive officer, at the end of 1999.

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                   Options at 1999        In-the-Money Options
                                                    Year End (#)          at 1999 Year End (a)
                                              ------------------------- -------------------------
                         Shares
                      Acquired on    Value
Name                  Exercise (#)  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                  ------------ ---------- ----------- ------------- ----------- -------------
                                                                            (b)          (b)
Thomas H. O'Brien       132,000    $3,679,500   446,868      156,750    $        0       $ 0
James E. Rohr            74,000    $2,365,688   336,614       95,000    $3,470,401        $0
Walter E. Gregg, Jr.          0    $        0   151,800       63,650    $  663,455        $0
Joseph C. Guyaux         20,600    $  492,125    67,535       64,461    $  475,383        $0
Thomas K. Whitford       18,843    $  455,728    41,686       48,771    $  263,260        $0

--------
(a) An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

(b) The dollar values shown were calculated by determining the difference between: (i) the average of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange on December 31, 1999 (i.e., $44.7188); and (ii) the exercise prices of the various options held by the named executive officer as of December 31, 1999. The value of an option is deemed to be "$0" if its exercise price is greater than $44.7188.

Pension Benefits

  The Corporation maintains a non-contributory pension plan ("Pension Plan" or "Plan") for qualifying employees. The Plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974, as amended and is qualified under Section 401(a) of the Code. The Corporation and certain of its subsidiaries contribute an actuarially determined amount necessary to fund the total benefits payable to participants employed by them. The amount of the Corporation's annual contribution with respect to a specific participant cannot be readily calculated by the actuaries for the Pension Plan.

  Benefits under the Plan are determined as follows: Effective January 1, 1999, a recordkeeping "account" was established for each participant. The initial account balance was determined as the present value of each participant's accrued benefit as of December 31, 1998, using the Plan provisions in effect on December 31, 1998. For each calendar quarter after January 1, 1999, eligible participants receive contribution credits, expressed as a percentage of Covered Earnings, in accordance with a schedule based on the participant's age plus years of credited service. In addition, employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 will receive additional quarterly "Transitional Credits" for up to 10 years.

  "Covered Earnings" is defined as an employee's regular earnings plus eligible paid bonuses; deferred bonus payments are applied to the Corporation's Supplemental Pension Plan, discussed below. Eligible bonuses for employees are limited to the greater of $25,000 or 50% of the employee's total eligible bonuses for the calendar year.

  Participants also receive quarterly interest credits at the prevailing 30-year U.S. Treasury Bond rate. The benefit provided to participants in the Pension Plan as of December 31, 1998 was no less than the benefit they had accrued as of December 31, 1998, under the Plan rules in effect as of that date.

  The Corporation also maintains two supplemental non-qualified pension plans. The Supplemental Pension Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowed under the

Code and the amount that would be provided by the Pension Plan if no limits were applied. The Supplemental Pension Plan also recognizes deferred bonuses that were not included in the Pension Plan as Covered Earnings.

  The Corporation also maintains a separate supplemental benefit plan applicable to certain officers of the Corporation and its subsidiaries. Officers who were age 50 and had five years of vesting service as of January 1, 1999 receive benefits based on the formula in effect prior to January 1, 1999. All other officers participating in this plan will receive a benefit based upon the cash balance formula described above, applied to the bonuses that are recognized for contribution purposes.

  The estimated total annual benefits (including those payable by both supplemental non-qualified pension plans) payable upon retirement at the normal retirement age of 65 for each of the named executive officers other than Mr. O'Brien are as follows: Messrs. Rohr ($1,657,742); Gregg ($896,438); Guyaux ($631,772); and Whitford ($579,346). The benefits have been projected assuming that: (a) each named executive officer's salary remains constant until retirement; and (b) the 30-year U.S. Treasury Bond rate until retirement is 7.0%. In the case of Mr. O'Brien, who will be retiring as the Corporation's Chief Executive Officer as of May 1, 2000, it is expected that his total annual benefit will be $1,948,104. The amounts shown are based on the payment method which would result in the highest annual benefit, if selected by the named executive officer.

                         COMMON STOCK PERFORMANCE GRAPH

  The graph set forth below shows the cumulative total shareholder return (i.e., price change plus reinvestment of dividends) on the Corporation's Common Stock during the five-year period ended December 31, 1999, as compared with:
(i) an overall stock market index, the S&P 500 Index; (ii) a published industry index, the S&P Major Regional Banks Index ("S&P Banks"); and (iii) a selected peer group of the Corporation's competitors approved annually by the Personnel and Compensation Committee of the Board ("Peer Group"+). The yearly points marked on the horizontal axis of the graph correspond to December 31 of that year. The stock performance graph assumes that $100 was invested on January 1, 1995, for the five-year period and that any dividends were reinvested. The table below the graph shows the resultant compound annual growth rate ("CGR") for the performance period.


                                 [LINE GRAPH]

                                                                                      5 Year
                1994       1995      1996      1997          1998         1999          CGR
PNC             $100     $161.44   $197.06    $308.65       $301.45      $256.05       20.7%
Peer Group      $100      151.72    201.16     308.65        324.05       253.78       20.5%
S&P 500 Index   $100      137.58    169.17     225.60        290.08       351.12       28.6%
S&P Banks       $100      157.46    215.15     323.51        357.44       306.69       25.1%

+ The 1999 Peer Group comprises the following companies: Bank of America
 Corporation; The Bank of New York Company, Inc.; Bank One Corporation; First Union Corporation; Fleet Boston Corporation; KeyCorp; Mellon Financial Corporation; National City Corporation; PNC; SunTrust Banks, Inc.; U.S. Bancorp; Wachovia Corporation; and Wells Fargo & Company. Each yearly point for the Peer Group is determined by calculating the cumulative total shareholder return for each company in the Peer Group from January 1, 1995 to December 31 of that year and then using the median of these returns as the yearly plot point.

                   Assumes $100 investment on January 1, 1995
           Total Return = Price change plus reinvestment of dividends

  In accordance with the rules of the SEC, this section, captioned "Common Stock Performance Graph", shall not be incorporated by reference into any of the Corporation's future filings under the Securities Exchange Act of 1934 or the Securities Act of 1933 and shall not be deemed to be soliciting material or to be filed under the Securities Exchange Act of 1934 or the Securities Act of 1933.

       TRANSACTIONS INVOLVING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

  Certain directors, nominees and/or their associates were customers of and had transactions with the Corporation or its subsidiaries ("Company") during 1999. Transactions which involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

  Since the beginning of 1999, the Corporation has advanced expenses in the net amount of approximately $206,700 on behalf of Thomas H. O'Brien, Chairman and Chief Executive Officer of the Corporation, in connection with legal proceedings and claims against him on account of his service as a former trustee of Allegheny Health Education and Research Foundation, a non-profit entity which with certain affiliates was a customer of the Company. The Corporation expects to advance additional amounts in the future.

  Blank Rome Comisky & McCauley LLP, the law firm for which Mr. Girard-diCarlo serves as Co-Chairman and Managing Partner, provided legal services to the Company during 1999 and is providing similar services during 2000.

                               VOTING PROCEDURES

  Pennsylvania law and the Corporation's By-Laws require the presence of a quorum to transact business at the annual meeting. A quorum is constituted by the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matters to be voted on. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

  Assuming a quorum has been reached, a determination must be made as to the results of the vote on Item 1, the election of directors.

  Under Pennsylvania law, the act of "voting" does not include either recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a proposal, whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily abstention or a mere absence or failure to vote is not equivalent to a negative decision. A broker-dealer non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

  With respect to Item 1, the 17 nominees for election as directors who receive the greatest number of votes cast at the annual meeting, assuming that a quorum is present, shall be elected as directors at the conclusion of the vote tabulation. A withheld vote on any nominee will not affect the voting results.

  The Corporation has adopted a policy that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed to the Corporation, its directors, officers or employees except: (i) as necessary to meet legal requirements or to pursue or defend legal actions; (ii) to allow the Judge of Election to certify the results of the vote; (iii) when expressly requested by a shareholder or benefit plan participant; or (iv) in the event of a contested proxy solicitation. The Corporation has confirmed with its independent vote tabulator and Judge of Election that its procedures will be consistent with the foregoing policy.

                             INDEPENDENT AUDITORS

  At its meeting on February 17, 2000, the Board of Directors approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the consolidated financial statements of the Corporation for 2000.

  Ernst & Young LLP performed audit services for the Corporation during 1999. Such services included an audit of annual consolidated financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, internal control reviews required by regulatory authorities and certain contractual agreements, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

  Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, its executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities (currently there are no such shareholders), to file with the Corporation, the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Corporation. With respect to 1999, to the best of the Corporation's knowledge, all required report forms were filed on a timely basis. In making these statements, the Corporation has relied in part on the written representations of its directors and certain of its executive officers and copies of the reports provided to the Corporation.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

  Eligible shareholders may submit proposals to be considered for inclusion in the Corporation's 2001 proxy materials for the 2001 annual meeting of shareholders if they do so in accordance with the applicable SEC rules. Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of the Corporation no later than November 17, 2000, in order to be considered for inclusion in the Corporation's 2001 proxy materials.

  For information on how to submit the name of a person to be considered by the Committee on Corporate Governance for possible nomination as a director, please see the paragraph discussing the Committee's responsibilities on page 4.

  Director nominations and proposals for action at an annual meeting of shareholders may be made only: (i) pursuant to the Corporation's notice of such meeting; (ii) by the presiding officer; (iii) by or at the direction of a majority of the Board of Directors; or (iv) by one or more shareholders in accordance with the applicable rules of the SEC and the governing By-Law provisions.

  A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary not later than (i) 90 days prior to the annual meeting (which, for the 2001 annual meeting, would mean no later than January 24, 2001 if the annual meeting is held on April 24, 2001, unless a different date for such notice has been stated in the Corporation's most recent proxy materials distributed to shareholders); or (ii) if the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the meeting date. Public disclosure of the date of any annual meeting may be made in a filing with the SEC, in any notice given to the New York Stock Exchange or in a news release reported by any national news service.

  Each shareholder notice shall include: (i) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given
(A) the name and address of such shareholder and of such beneficial owner, and
(B) the class and number of shares of the stock of the Corporation that are owned of record and beneficially by such shareholder and such beneficial owner; and (ii) a representation that the shareholder is a beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

  Each notice of nomination for the election of a director from a shareholder also shall set forth: (i) the name and address of the person to be nominated;
(ii) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iii) such other information regarding the nominee as would be required to be included in proxy materials filed under the applicable rules of the SEC had the nominee been nominated by the Board of Directors; and (iv) the written consent of the nominee to serve as a director of the Corporation, if so elected.

  Each notice of a proposal for action at an annual meeting from a shareholder also shall set forth a brief description of the proposal, the reasons for making such proposal, and any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal.

  If the Corporate Secretary receives notice of a shareholder proposal that complies with the governing By-Law provisions on or prior to the required date and if such proposal is properly presented at the 2001 annual meeting of shareholders, the proxies appointed by the Corporation may exercise discretionary authority in voting on such proposal if, in the Corporation's proxy statement for such meeting, the Corporation advises shareholders of the nature of such proposal and how the proxies appointed by the Corporation intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to the Corporation's shareholders.

  The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of the governing By-Law procedures, including receipt of the required notice by the Corporate Secretary by the date specified. If a shareholder proposal is received by the Corporation after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2001 annual meeting of shareholders, the proxies appointed by the Corporation may exercise discretionary authority when voting on such proposal.

  Questions about these requirements, or notices mandated by them, may be directed to:

  Corporate Secretary
  The PNC Financial Services Group
  One PNC Plaza
  249 Fifth Avenue
  Pittsburgh, PA 15222-2707

                                 OTHER MATTERS

  The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

/s/ Thomas R. Moore

Thomas R. Moore
Corporate Secretary

                     The PNC Financial Services Group, Inc.
        This Proxy Is Solicited by the Board of Directors for Use at the
                         Annual Meeting of Shareholders
                            April 25, 2000--11:00 AM
                      Place: One PNC Plaza, Pittsburgh, PA

Thomas H. O'Brien, Walter E. Gregg, Jr. and Thomas R. Moore, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the shareholder named on the reverse side hereof ("shareholder") at the annual meeting of shareholders of The PNC Financial Services Group, Inc. to be held on April 25, 2000, or at any adjournment thereof, and to vote, as indicated on the reverse side hereof, the number of shares of Common Stock and/or Preferred Stock which the shareholder would be entitled to vote if personally present at said meeting. The above named individuals, and each of them with full power to act alone, are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment thereof, in accordance with their best judgment.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME VOTING IS DECLARED CLOSED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENTLY DATED PROXY, OR BY CASTING A BALLOT AT THE MEETING.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE




- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           /\ FOLD AND DETACH HERE /\

                                                       WILL ATTEND MEETING [ ]

  The Board of Directors recommends a vote FOR all nominees listed in Item 1. All shares will be voted as instructed below. In the absence of an instruction to the contrary, all shares will be voted FOR all nominees listed in Item 1.

                            FOR     WITHHELD
                            ALL       FOR
                          NOMINEES    ALL
                             [ ]      [ ]
  Item 1--Election of
  Directors: Ms. Pepper
  and Messrs. Chellgren,
  Clay, Corcoran,
  Davidson, Girard-
  diCarlo, Gregg,
  Johnson, Lindsay,
  McClelland, O'Brien,
  Randolph, Rohr, Ross,
  Usher, Washington and
  Wehmeier (or any
  substitute nominee in
  case of
  unavailability).

    FOR ALL NOMINEES, EXCEPT
   AS INDICATED BELOW:

  ------------------------
  (Write nominee name(s)
  in the space provided         COMMENTS/ADDRESS   [ ]
  above to withhold             CHANGE Please
  authority.)                   mark this box
                                if you have
                                written
                                comments/address
                                change on the
                                reverse side.


  Signature(s)
         -----------------------------------------------     Date:
                                                                ------------
  Please sign as name appears hereon. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                     /\FOLD AND DETACH PROXY CARD HERE/\
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING
                                Admission Ticket

                     THE PNC FINANCIAL SERVICES GROUP, INC.

                      2000 Annual Meeting of Shareholders

 Tuesday, April 25, 2000 11:00 AM One PNC Plaza -- 15th Floor Fifth Avenue and
                      Wood Street Pittsburgh, Pennsylvania

  PLEASE ADMIT                                            Non-Transferable

                     THE PNC FINANCIAL SERVICES GROUP, INC.

                         Annual Meeting of Shareholders
                            April 25, 2000--11:00 AM
                      Place: One PNC Plaza, Pittsburgh, PA

                              ISP INSTRUCTION CARD

To: PNC Bank, National Association, Trustee of the non-ESOP portion of The PNC Financial Services Group, Inc. Incentive Savings Plan and Trustee of the ESOP portion of The PNC Financial Services Group, Inc. Incentive Savings Plan.

The signatory on the reverse side hereof, a Participant having Common Stock and/or Preferred Stock of The PNC Financial Services Group, Inc. credited to my account, does hereby direct each Trustee to vote the number of shares indicated hereon at the annual meeting of shareholders to be held on April 25, 2000, or any adjournment thereof, as indicated.


THIS CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.
--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE




- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           /\ FOLD AND DETACH HERE /\

                                                    WILL ATTEND MEETING [ ]

  The Board of Directors recommends a vote FOR all nominees listed in Item 1. All full and partial shares of stock credited to your Plan account will be voted as directed below. In the absence of a direction to the contrary, all shares (including unallocated shares) will be voted in the manner required or permitted by the governing Plan documents.



                             FOR          WITHHELD
                             ALL             FOR
                           NOMINEES          ALL
                             [ ]             [ ]
  Item 1--Election of
  Directors: Ms. Pepper
  and Messrs. Chellgren,
  Clay, Corcoran,
  Davidson, Girard-
  diCarlo, Gregg, Johnson,
  Lindsay, McClelland,
  O'Brien, Randolph, Rohr,
  Ross, Usher, Washington
  and Wehmeier (or any
  substitute nominee in
  case of unavailability).

     FOR ALL NOMINEES, EXCEPT
    AS INDICATED BELOW:

  -------------------------
  (Write nominee name(s)
  in the space provided         COMMENTS/ADDRESS    [ ]
  above to withhold             CHANGE Please
  authority.)                   mark this box
                                if you have
                                written
                                comments/address
                                change on the
                                reverse side.

  Signature
         ------------------------------------------------     Date:
                                                                  -------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                 /\ FOLD AND DETACH INSTRUCTION CARD HERE /\
                     RETURN INSTRUCTION CARD IN ENCLOSED
                ENVELOPE AFTER COMPLETING, SIGNING AND DATING
                               Admission Ticket

                    THE PNC FINANCIAL SERVICES GROUP, INC.

                      2000 Annual Meeting of Shareholders

 Tuesday, April 25, 2000 11:00 AM One PNC Plaza -- 15th Floor Fifth Avenue and
                     Wood Street Pittsburgh, Pennsylvania

  PLEASE ADMIT                                              Non-Transferable

                     THE PNC FINANCIAL SERVICES GROUP, INC.

                         Annual Meeting of Shareholders
                            April 25, 2000--11:00 AM
                      Place: One PNC Plaza, Pittsburgh, PA

                              RSP INSTRUCTION CARD

To: PNC Bank, National Association, Trustee of the PNC Retirement Savings Plan.

The signatory on the reverse side hereof, a Participant having Common Stock of The PNC Financial Services Group, Inc. credited to my account, does hereby direct the Trustee to vote the number of shares indicated hereon at the annual meeting of shareholders to be held on April 25, 2000, or any adjournment thereof, as indicated.


THIS CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.
--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE




- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           /\ FOLD AND DETACH HERE /\

                                                WILL ATTEND MEETING [ ]

  The Board of Directors recommends a vote FOR all nominees listed in Item 1. All full and partial shares of stock credited to your Plan account will be voted as directed below. In the absence of a direction to the contrary, all shares (including unallocated shares) will be voted in the manner required or permitted by the governing Plan documents.

                            FOR        WITHHELD
                            ALL          FOR
                          NOMINEES       ALL
                             [ ]         [ ]
  Item 1--Election of
  Directors: Ms. Pepper
  and Messrs. Chellgren,
  Clay, Corcoran,
  Davidson, Girard-
  diCarlo, Gregg,
  Johnson, Lindsay,
  McClelland, O'Brien,
  Randolph, Rohr, Ross,
  Usher, Washington and
  Wehmeier (or any
  substitute nominee in
  case of
  unavailability).

     FOR ALL NOMINEES, EXCEPT
    AS INDICATED BELOW:

  ------------------------
  (Write nominee name(s)
  in the space provided         COMMENTS/ADDRESS    [ ]
  above to withhold             CHANGE Please
  authority.)                   mark this box
                                if you have
                                written
                                comments/address
                                change on the
                                reverse side.


  Signature
         -----------------------------------------------     Date:
                                                                ------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                 /\ FOLD AND DETACH INSTRUCTION CARD HERE /\
   RETURN INSTRUCTION CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND
                                     DATING
                                Admission Ticket

                     The PNC Financial Services Group, Inc.

                      2000 Annual Meeting of Shareholders

 Tuesday, April 25, 2000 11:00 AM One PNC Plaza -- 15th Floor Fifth Avenue and
                      Wood Street Pittsburgh, Pennsylvania

  PLEASE ADMIT                                            Non-Transferable